Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(b) UNDER SECURITIES EXCHANGE ACT OF 1934 AND
SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF UNITED STATES CODE

In connection with the annual report of Verso Paper Corp. (the “Company”) for the year ended December 31, 2009 (the “Report”), I, Robert Mundy, certify that:

(1) (2)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 3, 2010

/s/ Robert P. Mundy
Robert P. Mundy Senior Vice President and Chief Financial Officer